Exhibit 99.1

Press Release

For more information, contact:

Linda Ford

DynTek, Inc.

949-271-6705

linda.ford@dyntek.com

DynTek Receives $5 Million in Additional Funding

from Lloyd I. Miller III

Irvine, CA – April 16, 2007– DynTek, Inc. (OTCBB: DYNK), a leading provider of professional technology services, today announced completion of additional financing resulting in aggregate gross proceeds to the Company of approximately $5 million.

Under the financing agreement, the Company issued to Mr. Miller a Junior Secured Convertible Note in the principal amount of $5 million.  The interest rate for the Junior Secured Convertible Note is 9% per annum if paid in cash, or 13% per annum if paid in kind, which is at DynTek’s election for the first three years.  Principal will be payable at the maturity date of April 13, 2012 and interest will be payable quarterly in arrears beginning June 30, 2007.  The Junior Secured Convertible Note may be converted into common stock of the Company at anytime at the election of the holder at a conversion price of $.175 per share of common stock.

“DynTek has continued to perform, delivering positive adjusted EBITDA results for three consecutive quarters,” said Casper Zublin, Jr., DynTek’s chief executive officer.  “As a result, Mr. Miller has again demonstrated his support and positive outlook for our business with this latest round of funding.”

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein.  These securities have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About DynTek

DynTek is a leading provider of professional technology services to mid-market companies, such as state and local governments, educational institutions and commercial entities in the largest IT markets nationwide.  The company offers technology practices in IT security, advanced network infrastructure, voice over internet protocol (“VOIP”), and access infrastructure.  DynTek’s multidisciplinary approach allows our clients to turn to a single source for their most critical technology requirements.  For more information, visit www.dyntek.com.

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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby.  Investors are cautioned that certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, our dependence on our private label service partners to sell and properly price our services to their customers; our ability to scale our services to meet customer demands without degrading quality of service; success in reaching target markets for services and products in a highly competitive market and the ability to maintain existing and attract future customers;

our ability to finance and sustain operations, including our ability to comply with the terms of working capital facilities and/or other term indebtedness of the Company, and to extend such obligations when they become due, or to replace them with alternative financing; our ability to raise equity capital in the future; our ability to achieve profitability despite historical losses from operations; our ability to maintain business relationships with IT product vendors and our ability to procure products as necessary; the size and timing of additional significant orders and their fulfillment; the continuing desire of and available budgets for state and local governments to outsource to private contractors; our ability to successfully identify and integrate acquisitions; the retention of skilled professional staff and certain key executives; the performance of the Company’s government and commercial technology services; the continuation of general economic and business conditions that are conducive to outsourcing of IT services; our ability to maintain trading on the NASD OTC Bulletin Board or other markets in the future; and such other risks and uncertainties included in our Annual Report on Form 10-K filed on October 13, 2006, our Quarterly Reports on Form 10-Q filed on November 20, 2006 and February 20, 2007 and other SEC filings.  The Company has no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.